
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Realty Fund 7 Financial Statements for the three months ended March 31, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               MAR-31-1999
<CASH>                                         490,870
<SECURITIES>                                         0
<RECEIVABLES>                                  217,058<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               306,357
<PP&E>                                      22,651,541<F2>
<DEPRECIATION>                            (13,254,719)<F3>
<TOTAL-ASSETS>                              10,411,107
<CURRENT-LIABILITIES>                          434,604
<BONDS>                                     10,298,407<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     (321,904)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                10,411,107
<SALES>                                              0
<TOTAL-REVENUES>                               978,771<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               896,897<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             220,690
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (138,816)<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables included in "prepaid expenses and other assets"
on the Balance Sheet.
<F2>Multi-family complexes of $22,335,886 and deferred expenses of $315,655.
<F3>Accumulated depreciation of $13,112,247 and accumulated amortization of
$142,472.
<F4>Represents mortgage notes payable.
<F5>Total deficit of the General Parnters of ($300,320) and of the Limited
Partners of $(21,584).
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $390,754, real estate taxes of $136,200 and depreciation and amortization of $369,943.
<F8>Net loss allocated $(1,388) to the General Partners and $(137,428) to the
Limited Partners. Average net loss per Unit of Limited Partner interest is $(5.06) on 27,184 Units outstanding.

